FRONTIER CAPITAL MANAGEMENT COMPANY, LLC
                       FRONTIER PERFORMANCE ADVISERS, L.P.


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                                 CODE OF ETHICS
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      This is the Code of Ethics  (the  "Code") of Frontier  Capital  Management
Company,  LLC and  Frontier  Performance  Advisers,  L.P.  (as  applicable,  the
"Firm").

Things You Need to Know to Use This Code
----------------------------------------

      1. Terms in boldface type have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

      2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                    Access Person
                    Investment Person

      If you don't know, ask the Chief Compliance Officer.

      3. This Code has four sections:

                    Part I           Applies to All Personnel;
                    Part II Applies to All Personnel and, in part, to Access Persons who are not personnel;
                    Part III         Applies to Investment Persons; and
                    Definitions

         NOTE: If you are an Investment Person, you are automatically an Access Person too, so you must comply with both the Access Person provisions and the Investment Person provisions.

         4. There are three Reporting Forms that all personnel and Access Persons who are not personnel have to fill out under this Code. You can get copies of the Reporting Forms from the Chief Compliance Officer.

      5. The Chief Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

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Frontier                             -1-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

      o The Firm expects that waivers will be granted only in rare instances, and

      o Some provisions of the Code that are mandated by SEC rule cannot be waived. These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in private placements.

      6. The Management Committee will review the terms and provisions of this Code at least annually and make amendments as necessary.

                                     PART I
                            Applies to All Personnel
                            ------------------------

A.    General Principles
      ------------------

      The Firm is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to

      o use for their own benefit (or the benefit of anyone other than the client) information about the Firm's trading or recommendations for client accounts; or

      o take advantage of investment opportunities that would otherwise be available for the Firm's clients.

      Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

      The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.

      The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

      Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or

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Frontier                             -2-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended
securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

         If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Chief Compliance Officer. Please do not guess at the answer.

B.    Gifts to or from Brokers or Clients
      -----------------------------------

      No personnel may accept or receive on their own behalf or on behalf of the Firm any gift or other accommodation which has a value in excess of a de minimus amount from any vendor, broker, securities salesman, client or prospective client (a "business contact"). The Chief Compliance Officer will, from time to time, issue guidelines as to the type and value of items that would be considered subject to this restriction. This prohibition applies equally to gifts to members of the Family/Household of firm personnel.

      No personnel may give on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

      These policies are not intended to prohibit normal business entertainment.

C.    Service on the Board or as an Officer of Another Company
      --------------------------------------------------------

      To avoid conflicts of interest, inside information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of the Firm. Approval must be obtained through the Chief Compliance Officer, and will ordinarily require consideration by senior officers or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm or any not-for-profit, charitable foundation, organization or similar entity.


                                     PART II
                            Applies to All Personnel
                            ------------------------

NOTE: Certain subsections in this Part, as indicated, apply not only to all personnel, but also to Access Persons who are not employees of the Firm, as required under Investment Company Act Rule 17j-1.

A. Reporting Requirements (also applies to Access Persons who are not employees, as required under Investment Company Act Rule 17j-1(d))

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Frontier                             -3-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security, Family/Household and Beneficial Ownership in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

Copies of all reporting forms may be obtained from the Chief Compliance Officer.

      1. Initial Holdings Reports. No later than 10 calendar days after you become an employee or other Access Person, you must file with the Chief Compliance Officer an Initial Holdings Report.

      The Initial Holdings Report requires you to list all Covered Securities in which you (or members of your Family/Household) have Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an employee or other Access Person.

      The Initial Holdings Report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household, and, if applicable, that you understand that you are an Access Person and/or an Investment Person under the Code.

      2. Quarterly Transaction Reports. No later than 10 calendar days after the end of March, June, September and December each year, you must file with the Chief Compliance Officer a Quarterly Transaction Report.

      The Quarterly Transaction Report requires you to list all transactions during the most recent calendar quarter in Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household established an account in which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your Family/Household.

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Frontier                             -4-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

      3. Annual Holdings Reports. By January 30 of each year, you must file with the Chief Compliance Officer an Annual Holdings Report.

      The Annual Holdings Report requires you to list all Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership as of December 31 of the prior year. It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on December 31 of the prior year.

      The Annual Holdings Report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and members of your Family/Household, and that you understand, if applicable, that you are an Access Person and/ or an Investment Person under the Code.

      4. Duplicate Confirmation Statements. If you or any member of your Family/Household has a securities account with any broker, dealer or bank, you or your Family/Household member must direct that broker, dealer or bank to send, directly to the Firm's Chief Compliance Officer, contemporaneous duplicate copies of all transaction confirmation statements relating to that account.

B.    Transaction Restrictions
      ------------------------

      1.    Prohibition  on  Trading  in  Covered   Securities  that  are  Being
            --------------------------------------------------------------------
            Considered for Purchase or Sale for a Client.
            ---------------------------------------------

      You are prohibited from trading in a Covered Security if you have actual knowledge that such security is being considered for purchase or sale on a client's behalf. This prohibition applies during the entire period that the Covered Security is being considered by the Firm for purchase or sale and regardless of whether the Covered Security is actually purchased or sold for the client.

      This   prohibition   does  not  apply  to  the  following   categories  of
transactions:

      o Transactions in securities of collective investment vehicles for which the Firm serves as the investment advisor. (for example, the purchase or redemption by you of an interest in a Frontier-managed hedge fund would not be subject to this prohibition).

      o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment advisor as to which you may be deemed to have Beneficial Ownership. (for

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Frontier                             -5-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended
            example, the purchase or sale by a Frontier-managed hedge fund of a Covered Security would not be subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have Beneficial Ownership of such Covered Security).

      o Transactions in Covered Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

      o Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

      o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by you (or Family/Household member) and received by you (or Family/Household member) from the issuer.

      o Transactions in publicly traded common stock of a company with a market capitalization of at least $10 billion (or the equivalent in foreign currency).

NOTE: Because they are not included within the definition of Covered Security (as set forth in the Definitions Section), investments in direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements), and shares of registered mutual funds are also not subject to this prohibition.

      2. Preclearance. You and members of your Family/Household are prohibited from engaging in any transaction in a Covered Security for any account in which you or a member of your Family/Household has any Beneficial Ownership, unless you obtain, in advance of the transaction, preclearance for that transaction. Preclearance is obtained by first completing the Personal Trade Request Form. (A copy of the Personal Trade Request Form can be obtained from the Chief Compliance Officer.) The Personal Trade Request Form must then be signed and date and time stamped by a trader. (In so doing the trader is stating that there is no pending trade in a client account nor is he or she aware of any forthcoming client trade.) The Personal Trade Request Form is then submitted to the Chief Compliance Officer for preclearance.

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Frontier                             -6-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

      If preclearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day. The Chief Compliance Officer may revoke a preclearance any time after it is granted and before you execute the transaction. The Chief Compliance Officer may deny or revoke preclearance for any reason. In no event will preclearance be granted for any Covered Security if the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

      The preclearance requirements do not apply to the following categories of transactions:

      o Transactions in securities of collective investment vehicles for which the Firm serves as the investment advisor. (for example, the purchase or redemption by you of an interest in a Frontier-managed hedge fund would not be subject to pre-clearance).

      o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment advisor as to which you may be deemed to have Beneficial Ownership. (for example, the purchase or sale by a Frontier-managed hedge fund of a Covered Security would not be subject to pre-clearance, even though the portfolio manager of the hedge fund could be deemed to have a Beneficial Ownership of such Covered Security).

      o Transactions in Covered Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

      o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

      o Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

      o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by you (or Family/Household member) and received by you (or Family/Household member) from the issuer.

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Frontier                             -7-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

      o Transactions in publicly traded common stock of a company with a market capitalization of at least $10 billion (or the equivalent in foreign currency).

NOTE: Because they are not included within the definition of Covered Security (as set forth in the Definitions Section), investments in direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements) and shares of registered mutual funds are also not subject to the preclearance requirements.

      3. Private Placements. (also applies to Access Persons who are not employees, as required under Investment Company Act Rule 17j-1(e))

      Neither you nor any member of your Family/Household may acquire any Beneficial Ownership in any security (not just Covered Securities) in a private placement, except with the specific, advance written approval of the Chief Compliance Officer, which the Chief Compliance Officer may deny for any reason.

      4. Initial Public Offerings. (also applies to Access Persons who are not employees, as required under Investment Company Act Rule 17j-1(e))

      Neither you nor any member of your Family/Household may acquire any Beneficial Ownership in any security (not just Covered Securities) in an initial public offering.

      5. Prohibition on Short-Term Trading. Neither you nor any member of your Family/Household may purchase and sell at a profit, or sell and purchase, a Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days.

      This   prohibition   does  not  apply  to  the  following   categories  of
transactions:

      o Transactions in securities of collective investment vehicles for which the Firm serves as the investment advisor. (for example, the purchase or redemption by you of an interest in a Frontier-managed hedge fund would not be subject to this prohibition).

      o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment advisor as to which you may be deemed to have Beneficial Ownership. (for

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Frontier                             -8-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended
            example, the purchase or sale by a Frontier-managed hedge fund of a Covered Security would not be subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have a Beneficial Ownership of such Covered Security).

      o Transactions in Covered Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

      o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

      o Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

      o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by you (or Family/Household member) and received by you (or Family/Household member) from the issuer.

      o Transactions in publicly traded common stock of a company with a market capitalization of at least $10 billion (or the equivalent in foreign currency).

      NOTE:  Because  they are not  included  within the  definition  of Covered
Security (as set forth in the Definitions Section), investments in direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements), and shares of registered mutual funds are also not subject to this prohibition.

      6. Prohibition on Short Sales. Neither you nor any member of your Family/Household may purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any Beneficial Ownership, in any Covered Security.

      This prohibition does not apply to transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment advisor as to which you may be deemed to have Beneficial Ownership.


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Frontier                             -9-                        Code of Ethics 3
                                                    Approved 9-28-01, as Amended

                                    Part III
                        Applies to all Investment Persons
                        ---------------------------------

15-Day Blackout Period
----------------------

      The 15-day blackout period described below applies to employees of the Firm who are most likely to have access to information about which securities will be purchased or sold on behalf of client accounts. It is designed to prevent frontrunning and various other activities that create conflicts with the interests of clients.

         No Investment Person (including any member of the Family/Household of such Investment Person) may purchase or sell any Covered Security within the seven calendar days immediately before or after a calendar day on which any client account managed by the Firm purchases or sells that Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security), unless the Investment Person had no actual knowledge that the Covered Security (or any closely related security) was being considered for purchase or sale or was in fact purchased or sold for any client account. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

NOTE: Portfolio Managers: It sometimes happens that an Investment Person who is responsible for making final investment decisions for client accounts (i.e., a portfolio manager) determines--within the seven calendar days after the day he or she (or a member of his or her Family/Household) has purchased or sold for his or her own account a Covered Security that was not, to the Investment Person's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the Investment Person is responsible for making investment decisions to purchase or sell the same Covered Security (or a closely related security). In this situation, the Investment Person MUST put the clients' interests first and promptly make the investment decision in the clients' interest, rather than delaying the decision for clients until after the seventh day following the day of the transaction for the Investment Person's (or Family/Household member's) own account to avoid conflict with the blackout provisions of this Code.

NOTE: Research Analysts: It sometimes happens that an Investment Person who is responsible for making investment recommendations for client accounts (i.e., a research analyst) determines--within the seven calendar days after the day he or she (or a member of his or her Family/Household) has purchased or sold for his or her own account a Covered Security that was not, to the Investment Person's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the Investment Person is responsible for making investment recommendations to recommend the purchase or sale the same Covered Security (or a closely

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Frontier                             -10-                       Code of Ethics 3
                                                    Approved 9-28-01, as Amended
related security). In this situation, the Investment Person MUST put the clients' interests first and promptly make the investment recommendation in the clients' interest, rather than delaying the recommendation for clients until after the seventh day following the day of the transaction for the Investment Person's (or Family/Household member's) own account to avoid conflict with the blackout provisions of this Code.

      The Firm recognizes that certain situations may occur entirely in good faith and will not take disciplinary measures in such instances if it appears that the Investment Person acted in good faith and in the best interests of the Firm's clients. The above notes are not intended to specify instances of compliance and non-compliance with the 15-day Blackout Period restrictions, but rather are provided for clarification purposes to help ensure that any apparent or real conflicts that may arise between compliance with the Blackout Period and the pursuit of clients' interests are always resolved in favor of the clients' interests.

      The blackout requirements do not apply to the following categories of transactions:

      o Transactions in securities of collective investment vehicles for which the Firm serves as the investment advisor.

      o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment advisor as to which the Investment Person may be deemed to have Beneficial Ownership.

      o Transactions in publicly traded common stock of a company with a market capitalization of at least $10 billion (or the equivalent in foreign currency).

      o Transactions that occur by operation of law or under any other circumstance in which neither the Investment Person nor any member of his or her Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

      o Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

      o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Investment Person (or Family/Household member) and received by the Investment Person (or Family/Household member) from the issuer.

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Frontier                             -11-                       Code of Ethics 3
                                                    Approved 9-28-01, as Amended

Definitions

These terms have special meanings in this Code of Ethics:

Access Person
Beneficial Ownership
Chief Compliance Officer
Covered Security
Family/Household
Investment Person

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

      IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask the Chief Compliance Officer. Please do not guess at the answer.

Access Person includes:

      Every member of the Firm's Management Committee

      Every officer of the Firm

      Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales. All portfolio managers and analysts are Access Persons.

Access Person does not include any director, officer or employee of FCMC Holdings, Inc., unless the director, officer or employee is an Access Person by virtue of some capacity other than such position with FCMC Holdings, Inc.

Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of the Firm), even if you don't share in the profits.

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Beneficial  Ownership  is a very  broad  concept.  Some  examples  of  forms  of
Beneficial Ownership include:

      Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

      Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

      Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

      Securities in a person's individual retirement account.

      Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

      Securities owned by a trust of which the person is either a trustee or a beneficiary.

      Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

      Securities owned by an investment club in which the person participates.

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of this Code. You should ask the Chief Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

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


Chief Compliance Officer means Kirk Smith, or another person that he designates to perform the functions of Chief Compliance Officer when he is not available. For purposes of reviewing the Chief Compliance Officer's own transactions and reports under this Code, the functions of the Chief Compliance Officer are performed by Thomas W. Duncan, President.

Covered Security means anything that is considered a "security" under the Investment Company Act of 1940, except:

      Direct obligations of the U.S. Government.

      Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

      Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

      options on securities, on indexes and on currencies.

      investments in all kinds of limited partnerships.

      investments in foreign unit trusts and foreign mutual funds.

      investments in private investment funds and hedge funds (note that investments in private investment funds and hedge funds advised by the Firm are not subject to the prohibitions and preclearance requirements set forth in Sections B, 1 and 2 of Part II or the blackout provisions set forth in Part III of this Code).

If you have any question or doubt about whether an investment is a considered a security or a Covered Security under this Code, ask the Chief Compliance Officer.

Members of your Family/Household include:

      Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

      Your children under the age of 18.

      Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

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      Any of  these  people  who  live in  your  household:  your  stepchildren, grandchildren,  parents,  stepparents,  grandparents,  brothers,  sisters,
      parents-in-law,   sons-in-law,   daughters-in-law,   brothers-in-law   and
      sisters-in-law, including adoptive relationships.

Comment - There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

Investment Person means any employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not Covered Securities) for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales; and any natural person who directly or indirectly has a 25% or greater interest in the Firm and obtains information concerning recommendations made to any client of the Firm regarding the purchase or sale of any securities (even if they're not Covered Securities) by the client. All portfolio managers and analysts are Investment Persons.


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